Exhibit 10.1

AMENDMENT NO. 9

TO

FACILITY AGREEMENT PROVIDING FOR A

SENIOR SECURED TERM LOAN

OF ¥5,102,500,000

dated January 23, 2008,

EAST GULF SHIPHOLDING, INC.

as Borrower,

AND

The Banks and Financial Institutions listed on Schedule I thereto,

as Lenders,

AND

DNB BANK ASA, NEW YORK BRANCH

as Facility Agent and as Security Trustee

AND

IN 1ERNATIONAL SHIPHOLDING CORPORATION,

as Guarantor

Dated as of March 30, 2015

AMENDMENT NO. 9 TO LOAN AGREEMENT

THIS AMENDMENT NO. 9 TO LOAN AGREEMENT (this "Amendment") is dated as of March 30, 2015, by and among (1) EAST GULF SHIPHOLDING, INC., a corporation organized and existing under the laws of the Republic of the Marshall Islands, as borrower (the "Borrower"), (2) INTERNATIONAL SHIPHOLDING CORPORATION, a corporation organized and existing under the laws of the State of Delaware, as guarantor (the "Guarantor"), (3) DNB Capital LLC and the other banks and financial institutions listed on Schedule I to the Facility Agreement (as defined below), as lenders (together with any bank or financial institution which becomes a Lender pursuant to Article 11 of the Facility Agreement, as defined below, the "Lenders" and each a "Lender"), and (4) DNB BANK ASA, NEW YORK BRANCH (formerly known as DnB NOR Bank ASA) ("DNB"), as facility agent (in such capacity including any successor thereto, the "Facility Agent"), as security trustee for the Lenders (in such capacity, the "Security Trustee" and, together with the Facility Agent, the "Agents"), and amends and is supplemental to the Senior Secured Facility Agreement dated as of January 23, 2008, entered into by and among the Borrower, the Guarantor, the Lenders and the Agents, as amended by Amendment No. 1 thereto dated as of April 21, 2010, Amendment No, 2 thereto dated as of December 31, 2010, Amendment No. 3 thereto dated as of April 5, 2011, Amendment No. 4 thereto dated as of November 28, 2012, Amendment No. 5 thereto dated as of August 7, 2013, Amendment No. 6 thereto dated as of August 26, 2014, Amendment No. 7 dated as of October 31, 2014 and Amendment No. 8 dated as of November 25, 2014 (the "Original Agreement" and as further amended hereby, the "Facility Agreement").

WITNESSETH THAT:

WHEREAS, the Guarantor has informed the Creditors that the Guarantor intends to incur up to Fifteen Million United States Dollars (US$15,000,000) of additional Indebtedness (the "Additional Domestic Debt") for general corporate purposes, either under an existing credit facility or by a new credit facility pursuant to which the Guarantor would be a borrower, a co-borrower or a guarantor of the Additional Domestic Debt;

WHEREAS, the Guarantor has informed the Creditors that the covenant contained in Sections 9.2(m) of the Original Agreement will, absent a waiver from the Lenders, be breached upon the incurrence of the Additional Domestic Debt by the Guarantor, as a borrower, a co-borrower or a guarantor; and

WHEREAS, the Security Parties and the Creditors have agreed, inter alia, to amend the Original Agreement as follows.

NOW, THEREFORE, in consideration of the premises and such other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties, it is hereby agreed as follows:

1.Definitions. Unless otherwise defined herein, words and expressions defined in the Original Agreement have the same meanings when used herein.

2.Representations and Warranties. Each of the Security Parties hereby reaffirms, as of the date hereof, each and every representation and warranty made thereby in the Original Agreement and the Note (updated mutatis mutandis).

3.No Defaults. Each of the Security Parties hereby represents and warrants that as of the date hereof there exists no Event of Default or any condition which, with the giving of notice or passage of time, or both, would constitute an Event of Default.

4.Performance of Covenants. Each of the Security Parties hereby reaffirms that it has duly performed and observed the covenants and undertakings set forth in the Original Agreement, the Note and the Security Documents on its part to be performed, and covenants and undertakes to continue duly to perform and observe such covenants and undertakings, other than as waived hereby, so long as the Facility Agreement, as may be amended or supplemented from time to time, shall remain in effect.

5.Waiver/Consent. Subject to the Security Parties' continued compliance with the provisions contained herein and in the Facility Agreement to the satisfaction of the Creditors in their sole discretion, the Creditors hereby consent to the incurrence of the Additional Domestic Debt and waive any breach of Section 9.2(m) of the Facility Agreement solely in connection with the incurrence of Additional Domestic Debt. Solely, based upon information provided to us in that request letter dated March 11, 2015, the Creditors, solely in connection with the transactions described herein, hereby waive compliance with any other provision contained in the Facility Agreement or the other Transaction Documents as may be necessary to give full effect to the waiver and consent set forth in this Section 5.

6.The Secured Parties shall provide copies of the final documentation in respect of the Additional Domestic Debt.

7.Amendments to the Original Agreement. Subject to the terms and conditions of this Amendment, the Original Agreement is hereby amended and supplemented as follows:

(a)All references to "this Agreement" shall be deemed to refer to the Original Agreement, as amended hereby;

(b)Section 9.3(c) of the Original Agreement is hereby amended and restated in its entirety as follows:

"(c) Minimum Consolidated Tangible Net Worth. Maintain a Consolidated Tangible Net Worth, as measured at the end of each fiscal quarter of the Guarantor, in an amount of not less than the sum of Two Hundred Fifty-Four Million Eight Hundred Eighty Thousand Dollars ($254,880,000) plus fifty percent (50%) of all Consolidated Net Income of the Guarantor and the Subsidiaries earned after March 31, 2015 plus one hundred percent (100%) of the proceeds of all issuances of equity interests (common or preferred) of the Guarantor and the Subsidiaries (on a consolidated basis) received after March 31, 2015 (other than issuances in connection with the exercise by a present or former employee, officer or director under a stock incentive plan, stock option plan or other equity-based compensation plan or arrangement);"; and

(c)Section 9.3(f) of the Original Agreement is hereby amended and restated in its entirety as follows:

"(f) Minimum Consolidated Fixed Charge Coverage Ratio. Maintain a Consolidated Fixed Charge Coverage Ratio of at least (i) 1.05:1.00, beginning with the fiscal quarter ending March 31, 2015 through the fiscal quarter ending December 31, 2015, (ii) 1.15:1.00, for the fiscal quarter ending March 31, 2016, (iii) 1.20:1.00, for the fiscal quarter ending June 30, 2016 and (iv) 1.25:1.00, thereafter, measured at the end of each fiscal quarter of the Guarantor based on the four most recent fiscal quarters of the Guarantor for which financial information is available;".

8.No Other Amendment. All other terms and conditions of the Original Agreement shall remain in full force and effect and the Original Agreement shall be read and construed as if the terms of this Amendment were included therein by way of addition or substitution, as the case may be.

9.Conditions Precedent to the Effectiveness of this Amendment. The effectiveness of this Amendment shall be expressly subject to the following conditions precedent:

(a)This Amendment. The Borrower and the Guarantor shall have duly executed and delivered this Amendment to the Facility Agent; and

(b)Interest, Fees and Expenses Paid. The Facility Agent shall have received payment in full of all interest, fees and expenses due under or in connection to the Original Agreement and this Amendment.

10.Other Documents. By the execution and delivery of this Amendment, the Security Parties and the Lenders hereby consent and agree that all references in the Note and the Security Documents to the Original Agreement shall be deemed to refer to the Original Agreement as amended by this Amendment. By the execution and delivery of this Amendment, each of the Security Parties hereby consents and agrees that each of the Note and any other documents that has been executed in connection with the Original Agreement and each of the Security Parties' obligations under the Original Agreement shall remain in full force and effect notwithstanding the amendments contemplated hereby.

11.Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws thereof other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York.

12.Counterparts. This Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed to be an original but all such counterparts shall constitute but one and the same agreement.

13.Headings; Amendment. In this Amendment, section headings are inserted for convenience of reference only and shall be ignored in the interpretation of this Amendment. This Amendment cannot be amended other than by written agreement signed by the parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment by its duly authorized representative on the day and year first above written.

EAST GULF SHIPHOLDING, INC.

as Borrower

By: /s/ D.B. Drake

Name: D.B. Drake

Title: Vice President and Treasurer

INTERNATIONAL SHIPHOLDING CORPORATION

as Guarantor

By: /s/ D.B. Drake

Name: D.B. Drake

Title: Vice President and Treasurer

DNB BANK ASA, NEW YORK BRANCH,

as Facility Agent and Security Trustee

By: /s/ Cathleen Buckley

Name: Cathleen Buckley

Title: Senior Vice President

By: /s/ Anders Platou

Name: Anders Platou

Title: Senior Vice President

DNB CAPITAL LLC,

as Lender

By: /s/ Cathleen Buckley

Name: Cathleen Buckley

Title: Senior Vice President

By: /s/ Anders Platou

Name: Anders Platou

Title: Senior Vice President